EXHIBIT 23.1

Idaho General Mines, Inc.
Spokane, Washington

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139615,
333-139617 and 333-139961) of Idaho General Mines, Inc. (the “Company”), of our reports dated March 30, 2007, relating to the Company’s consolidated financial statements appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Williams & Webster, P.S.
Certified Public Accountants

Spokane, Washington
April 2, 2007